                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THOMAS INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                             THOMAS INDUSTRIES INC.
                              4360 BROWNSBORO ROAD
                                   SUITE 300
                           LOUISVILLE, KENTUCKY 40207
                                 (502) 893-4600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 20, 1995

TO THE SHAREHOLDERS:

  The Annual Meeting of Shareholders of Thomas Industries Inc., a Delaware corporation, will be held at the Seelbach Hotel, 500 Fourth Street, Louisville, Kentucky on Thursday, April 20, 1995 at 10:00 A.M. Eastern Daylight Time for the following purposes:

    1. To elect three directors.

    2. To consider and vote upon a proposal to approve the Thomas Industries Inc. 1995 Incentive Stock Plan.

    3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 3, 1995 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Phillip J. Stuecker
                                          Vice President of Finance,
                                           Chief Financial Officer and
                                           Secretary

March 14, 1995

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                             THOMAS INDUSTRIES INC.
                              4360 BROWNSBORO ROAD
                                   SUITE 300
                           LOUISVILLE, KENTUCKY 40207

                               ----------------

                                PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 1995

                               ----------------

To the Shareholders of
 THOMAS INDUSTRIES INC.:

  This Proxy Statement is being mailed to shareholders on or about March 14, 1995 and is furnished in connection with the solicitation by the Board of Directors of Thomas Industries Inc., a Delaware corporation (the "Corporation"), of proxies for the Annual Meeting of Shareholders to be held on April 20, 1995 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Corporation.

  A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors, the Thomas Industries Inc. 1995 Incentive Stock Plan and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

  Expenses incurred in the solicitation of proxies will be borne by the Corporation. Officers of the Corporation may make additional solicitations in person or by telephone. In addition, the Corporation has retained McCormick & Pryor Ltd. to assist in the solicitation of proxies for a fee of $4,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation.

  The Annual Report to Shareholders for fiscal year 1994 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Corporation.

  As of March 3, 1995, the Corporation had outstanding 10,082,678 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 3, 1995, except as otherwise noted, of (i) each person (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Corporation to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table who are not directors, and
(iv) all executive officers, directors and nominees as a group.

  Under Rule 13d-3 of the Exchange Act, persons who have power to vote or dispose of Common Stock of the Corporation, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of Common Stock of the Corporation listed in the table, after elimination of such duplication, is 2,856,870 (27.8% of the outstanding Common Stock).

                                                NUMBER OF SHARES
                                                 AND NATURE OF
                                                   BENEFICIAL           PERCENT
      NAME                                        OWNERSHIP(1)          OF CLASS
      ----                                      ----------------        --------
      (i)   Gabelli Group....................      1,896,747 (2)         18.81%
             One Corporate Center
             Rye, NY 10580
      (ii)  Walter S. Davis..................         14,218 (3)           *
            Timothy C. Brown.................         69,678 (4)           *
            Peter P. Donis...................          5,102 (3)           *
            Wallace H. Dunbar................        151,287 (3)(5)       1.50
            Roger P. Eklund..................        174,625 (3)(6)       1.73
            H. Joseph Ferguson...............        357,559 (3)(7)(8)    3.55
            Gene P. Gardner..................         17,624 (3)           *
            Lawrence E. Gloyd................          4,140 (3)           *
            Ralph D. Ketchum.................          3,400 (3)           *
            Franklin J. Lunding, Jr..........        351,820 (3)(7)       3.49
            Bernard W. Rogers................        349,564 (3)(7)       3.47
      (iii) Clifford C. Moulton..............         13,000 (4)           *
            Phillip J. Stuecker..............         42,192 (4)           *
            C. Barr Schuler..................         70,175 (4)           *
            Gilbert R. Grady, Jr.............         20,464 (4)           *
      (iv)  All Executive Officers, Directors
             and Nominees as a Group (17
             persons)........................        960,123 (9)          9.33%

--------
*  Less than 1.0%
(1) Excludes shares owned separately by spouses or children in the households of the following: Mr. Davis--4,120 shares; Mr. Brown--215 shares; Mr. Dunbar--30,399 shares; and all executive officers and directors as a group--34,734 shares. Each such person disclaims that he is the beneficial owner of any shares of which except for Rule 13d-3 he would not be deemed the beneficial owner.

(2) Based upon an amendment to Schedule 13D filed by certain reporting persons (the "Gabelli Group") with the Securities and Exchange Commission on February 7, 1995. One of the members of the Gabelli Group, GAMCO Investors, Inc., beneficially owns 1,620,847 shares, representing 16.07% of the outstanding Common Stock. GAMCO Investors, Inc. has sole voting power with respect to 1,413,347 of such shares. The other reporting persons included in this group are Gabelli Funds, Inc., Gabelli International Limited and Mario J. Gabelli.

(3) Includes 2,000 shares which may be acquired pursuant to options exercisable within sixty days under the Thomas Industries Inc. Nonemployee Director Stock Option Plan.

(4) Includes shares which may be acquired pursuant to stock options exercisable within sixty days under the Thomas Industries Inc. 1987 Incentive Stock Plan as follows: Mr. Brown--62,692 shares; Mr. Moulton--6,000 shares; Mr. Stuecker--36,863 shares; Mr. Schuler--54,589 shares; Mr. Grady--15,178 shares; and all executive officers and directors as a group--184,322 shares.

(5) Includes 2,032 shares owned by the Dunbar Foundation, for which Mr. Dunbar serves as President. Mr. Dunbar disclaims beneficial ownership of such shares.

(6) Includes 46,116 shares held in three trusts of which Mr. Eklund is a co-trustee, 41,390 shares held by two charitable foundations of which Mr. Eklund is a director and officer, and 5,628 shares held by a pension trust over which Mr. Eklund shares voting control. Mr. Eklund disclaims beneficial ownership of such shares.

(7) Includes 346,964 shares held by the Thomas Industries Master Trust, as amended, of which Mr. Ferguson, Mr. Lunding and Mr. Rogers comprise the Investment Committee. The Investment Committee has the power to vote and direct disposition of such shares, except for certain restrictions placed upon the Investment Committee by the Trustee in the event of a tender offer for the shares of the Corporation. Messrs. Ferguson, Lunding and Rogers disclaim beneficial ownership of such shares.

(8) Includes 5,095 shares owned by a trust of which Mr. Ferguson is a trustee. Mr. Ferguson disclaims beneficial ownership of such shares.

(9) The total number of shares of Common Stock of the Corporation reported for executive officers, directors and nominees as a group is shown after eliminating duplication within the table.

                             ELECTION OF DIRECTORS

  The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting of Shareholders, three Class III directors are to be elected to serve until 1998 and six directors will continue to serve in accordance with their prior election or appointment.

  Walter S. Davis, who is the Chairman of the Board and a member of the Executive Committee, and Bernard W. Rogers, who is a member of the Audit and Investment Committees, have advised the Corporation that they are retiring as directors effective as of April 20, 1995. The Board of Directors wishes to thank them for their service to the Corporation over the years. As a result of the retirements, the Board of Directors amended the Corporation's By-laws, effective as of April 20, 1995, by reducing the number of directors from eleven to nine and reducing the number of members in Classes I and II from four to three. Two of the Class III nominees, Messrs. Eklund and Ketchum, are Class I and Class II incumbent directors, respectively.

Messrs. Eklund and Ketchum will resign as Class I and Class II directors, respectively, following election as Class III directors at the Annual Meeting of Shareholders.

  It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

  The Board of Directors recommends a vote FOR each of the Class III nominees.

NOMINEES AND CONTINUING DIRECTORS

  The following table sets forth certain information with respect to the nominees and the continuing directors:

      NAME, AGE AND YEAR
    FIRST ELECTED DIRECTOR         PRINCIPAL OCCUPATION AND OTHER INFORMATION
    ----------------------         ------------------------------------------
          CLASS III NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 1998

Roger P. Eklund................ Partner of Eklund and Eklund (attorneys) for
 Age 63   1974                  more than five years. Chairman of the Board and
                                a director of Upbancorp, Inc. (bank holding
                                company) since 1983.
H. Joseph Ferguson............. Director and founder of Ferguson, Wellman, Rudd,
 Age 61   1989                  Purdy & Van Winkle Inc. (investments) for more
                                than five years. President of such entity until
                                1993.
Ralph D. Ketchum............... President of RDK Capital, Inc., the general
 Age 68   1989                  partner of RDK Capital Limited Partnership
                                (investments) for more than five years. Also
                                serves as Chief Executive Officer and Chairman
                                of the Board of Heintz Corporation, a majority
                                owned subsidiary of RDK Capital Limited
                                Partnership. Heintz Corporation commenced a
                                voluntary case under Chapter 11 of the federal
                                Bankruptcy Code in August 1993. Formerly, Senior
                                Vice President and Group Executive of the
                                Lighting Group, General Electric Company (1980
                                to 1987). Director of Metropolitan Savings Bank,
                                Olgebay-Norton Corporation, Pacific Scientific
                                Corporation and Lithium Technology Corporation.

                 CLASS I DIRECTORS WITH TERMS EXPIRING IN 1996

Peter P. Donis................. Retired President and Chief Operating Officer of
 Age 70   1987                  Caterpillar Inc. (equipment manufacturer) (1985
                                to 1989). Director of Giddings and Lewis, Inc.
Gene P. Gardner................ Chairman of the Board and a director of Beaver
 Age 65   1986                  Dam Coal Company (coal properties) since 1983.
                                Director of LG&E Energy Corp., Louisville Gas &
                                Electric Company, Commonwealth Financial
                                Corporation and Commonwealth Bank and Trust
                                Company.

      NAME, AGE AND YEAR
    FIRST ELECTED DIRECTOR         PRINCIPAL OCCUPATION AND OTHER INFORMATION
    ----------------------         ------------------------------------------
Lawrence E. Gloyd.............. Chairman of the Board, President and Chief
 Age 62   1987                  Executive Officer of CLARCOR Inc. (manufacturer
                                of filtration and packaging products) since
                                1990. President and Chief Executive Officer of
                                CLARCOR Inc. (March 1988 to 1990). Director of
                                AMCORE Financial, Inc., G.U.D. Holdings and
                                Woodward Governor, Inc.

                CLASS II DIRECTORS WITH TERMS EXPIRING IN 1997

Timothy C. Brown............... President and Chief Executive Officer of the
 Age 44   1989                  Corporation since February 1992. Prior to
                                February 1992, held various positions with the
                                Corporation including Executive Vice President,
                                Chief Operating Officer (February 1991 to
                                February 1992), Executive Vice President,
                                Operations (1990 to February 1991) and Executive
                                Vice President (1989 to 1990). Director of
                                National City Bank, Kentucky.
Wallace H. Dunbar.............. Chairman of the Board of Americo Group (vinyl
 Age 63   1991                  and fabric lamination) for more than five years.
                                Director of Liberty National Bank. Mr. Dunbar
                                previously served as a director of the
                                Corporation from 1968 to 1979.
Franklin J. Lunding, Jr........ Attorney in private practice for more than five
 Age 56   1972                  years. Chairman of the Board, President, Chief
                                Executive Officer and a director of BioCatalyst
                                Resources, Inc. (publisher of Advances in
                                Nutrition(TM), and other nutrition related
                                publications for veterinarians and organizer of
                                seminars covering nutritional subjects), and its
                                wholly owned subsidiary, The Prozyme Co., Inc.
                                (manufacturer and distributor of enzyme-based
                                food supplements) since June 1988.

                             EXECUTIVE COMPENSATION

  The following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers at December 31, 1994 during each of the last three fiscal years for services rendered to the Corporation and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                      ANNUAL COMPENSATION              COMPENSATION
                              ------------------------------------ ---------------------
                                                                   RESTRICTED SECURITIES
                                                      OTHER ANNUAL   STOCK    UNDERLYING  ALL OTHER
        NAME AND                                      COMPENSATION   AWARDS    OPTIONS   COMPENSATION
   PRINCIPAL POSITION    YEAR SALARY ($) BONUS ($)(1)    ($)(2)      ($)(3)     (#)(4)      ($)(5)
   ------------------    ---- ---------- ------------ ------------ ---------- ---------- ------------
Timothy C. Brown(6)..... 1994  $275,000    $69,809          --        --        30,000     $31,660
 President and Chief     1993   250,000        --       $ 1,481       --        15,000       8,805
 Executive Officer       1992   214,022        --           --        --        10,000         766
Clifford C. Moulton(7).. 1994  $180,000    $86,426      $56,659       --        10,000     $24,870
 Group Vice President,   1993   137,500     88,000       58,941       --        12,000         --
 Compressors and Vacuum  1992       --         --           --        --           --          --
 Pumps
Phillip J. Stuecker..... 1994  $162,000    $47,255          --        --        10,000     $16,763
 Vice President of       1993   150,000        --           --        --         6,000       4,841
 Finance,                1992   130,000        --           --        --         3,750         452
 Chief Financial Officer
 and Secretary
C. Barr Schuler......... 1994  $149,000    $27,741          --        --         1,500     $15,070
 Vice President,         1993   149,000        --       $ 8,959       --         1,500       5,724
 Corporate Development   1992   145,000     28,363        1,839       --         1,500         558
 and Treasurer
Gilbert R. Grady, Jr.... 1994  $119,000    $25,231          --        --         4,000     $11,340
 Vice President,         1993   113,000        --           --        --         2,000       3,647
 Employee Relations      1992   109,000        --           --        --         1,500         365

--------
(1) Represents bonuses paid under the executive compensation plan described in the Compensation Committee Report on Executive Compensation.
(2) The named executive officers received certain perquisites in 1992, 1993 and 1994, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus, except with respect to Mr. Moulton whose "Other Annual Compensation" included an allowance and expense reimbursement related to moving of $52,441 in 1993 and $51,784 in 1994. Mr. Schuler received tax-offset bonuses upon exercise of stock options in 1992 and 1993 and Mr. Brown received a tax-offset bonus upon exercise of stock options in 1993.
(3) No restricted stock was granted to any of the named executive officers in 1992, 1993 or 1994 and no shares of restricted stock were held by any of the named executive officers as of the end of 1994.
(4) Represents stock options awarded under the Corporation's 1987 Incentive Stock Plan.

(5) All Other Compensation represents amounts contributed or accrued for the named individuals under the Corporation's Profit Sharing Plan.
(6) Mr. Brown was elected President and Chief Executive Officer effective February 6, 1992. Amounts shown for Mr. Brown for 1992 represent his compensation for the entire year, including the portion of the year during which he did not serve in such positions.
(7) Clifford C. Moulton was elected Group Vice President, Compressors and Vacuum Pumps effective March 1, 1993. Prior to that time, Mr. Moulton was not an officer or employee of the Corporation. In connection with recruiting Mr. Moulton, the Corporation agreed to calculate Mr. Moulton's bonus payment on the basis he was a full-time employee of the Corporation as of January 1, 1993. Mr. Moulton's base salary and bonus potential were established pursuant to an employment arrangement entered into in March 1993 between the Corporation and Mr. Moulton. The employment arrangement expired March 1, 1995.

  The following tables present certain additional information concerning stock options granted to the named executive officers during 1994 and the value of options held by such officers at fiscal year-end. There were no option exercises in 1994 by the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL
                                                                          REALIZABLE VALUE
                                                                          AT ASSUMED ANNUAL
                                                                           RATES OF STOCK
                                                                                PRICE
                                                                          APPRECIATION FOR
                                        INDIVIDUAL GRANTS                  OPTION TERM(3)
                         ------------------------------------------------ -----------------
                           NUMBER OF     % OF TOTAL
                           SECURITIES     OPTIONS    EXERCISE
                           UNDERLYING    GRANTED TO   OR BASE
                            OPTIONS     EMPLOYEES IN   PRICE   EXPIRATION
NAME                     GRANTED (#)(1) FISCAL YEAR  ($/SH)(2)    DATE       5%      10%
----                     -------------- ------------ --------- ---------- -------- --------
Timothy C. Brown........     30,000         16.2%     $13.375   12/14/04  $252,788 $637,988
Clifford C. Moulton.....     10,000          5.4       13.375   12/14/04    84,263  212,663
Phillip J. Stuecker.....     10,000          5.4       13.375   12/14/04    84,263  212,663
C. Barr Schuler.........      1,500          0.8       13.375   12/14/04    12,639   31,899
Gilbert R. Grady, Jr....      4,000          2.2       13.375   12/14/04    33,705   85,065

--------
(1) All options were granted in December 1994 and one-fourth of each option becomes exercisable each year beginning December 14, 1996. Each year the Compensation Committee determines whether tax-offset bonuses will be available to holders of non-qualified stock options upon exercise. The Compensation Committee has determined that tax-offset bonuses will be available during 1995, provided that such determination is subject to change at any time during the year.
(2) The exercise price for all options granted is equal to the market price of the Corporation's Common Stock on December 14, 1994.
(3) The amounts shown under these columns are the result of calculations at 5% and 10% annual rates over the ten-year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Corporation's Common Stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

                         FISCAL YEAR-END OPTION VALUES

                                                                  VALUE OF UNEXERCISED IN-
                          NUMBER OF SECURITIES UNDERLYING                 THE-MONEY
                         UNEXERCISED OPTIONS AT FY-END (#)        OPTIONS AT FY-END ($)(1)
                         -------------------------------------    -------------------------
NAME                       EXERCISABLE         UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
----                     ----------------    -----------------    ----------- -------------
Timothy C. Brown........             62,692               43,334   $102,914      $62,086
Clifford C. Moulton.....              4,000               18,000     12,250       34,500
Phillip J. Stuecker.....             36,863               15,250     63,188       22,469
C. Barr Schuler.........             54,589                3,000     54,000        5,438
Gilbert R. Grady, Jr....             15,178                5,834     38,041        8,523

--------
(1) Based on the market value of the Corporation's Common Stock on December 31, 1994.

OTHER BENEFIT PLANS

  The Corporation maintains a Pension Floor Plan (the "Floor Plan") covering substantially all U.S. salaried employees. Terms of the Floor Plan, which is funded by the Corporation, include among others, provisions for a normal, optional early or deferred retirement date, disability, retirement and survivor benefits. Under the Floor Plan, an employee who retires at normal retirement age will receive a monthly pension equal to 1.1 percent of his Average Monthly Earnings (defined as the average of the highest monthly compensation earned during the consecutive five-year period preceding the retirement date) for each year of service plus 0.56 percent of his Average Monthly Earnings in excess of Covered Compensation (defined as one-twelfth of the average of the Social Security taxable wage base in effect during the 35-year period preceding the retirement date) for each year of service minus the employee's monthly benefit resulting from the employee's vested account balance under the Corporation's defined contribution, tax-qualified Profit Sharing Plan. As a result of the fluctuation of investment results of the Profit Sharing Plan and the undetermined amount of future contributions by the Corporation to the Profit Sharing Plan, the Corporation is unable to determine whether there are any benefits accruing with respect to any current employee under the Floor Plan until the individual retires.

OTHER COMPENSATION ARRANGEMENTS

  The Corporation entered into agreements ("Employment Agreements") with Messrs. Brown, Schuler, Stuecker and Grady effective October 1, 1988, and with Mr. Moulton effective March 1, 1993. The Employment Agreements provide for continued employment of the respective officer by the Corporation for a period of two years following a "change of control" (as defined) on an equivalent basis to employment immediately before the change of control. If the employee is terminated other than for "cause" (as defined) or if the employee terminates his employment for "good reason" (as defined) after a change of control of the Corporation, each agreement provides for (a) payment of the employee's "highest base salary" (as defined) and prorated annual bonus through the date of termination, (b) payment of the present value of the employee's highest base salary (plus an annual bonus) for a period of three years, (c) payment of any compensation previously deferred, (d) payment of the present value of three annual payments, each equal to the average annual contribution by the Corporation for the benefit of the employee to all the Corporation's retirement plans, and (e) the continuation of benefits to the employee and/or the employee's family provided in connection with the Corporation's medical and life insurance policies for a period of three years. If it is determined that any payment made pursuant to these agreements would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the respective employee would be entitled to receive additional payments so that the employee would be in the same after-tax position as if no excise tax were imposed. The Employment Agreements also provide that an employee will be reimbursed for any legal expenses incurred in litigating his rights under the agreement. Subject to earlier termination as a result of death, disability, retirement, or termination of employment (unrelated to a change of control), these agreements have three-year terms, automatically extending for an additional one-year term from October 1 of each year unless the Corporation terminates the extension upon sixty days' prior notice. In January 1993, the Corporation notified Messrs. Schuler and Grady that their Employment Agreements would terminate on October 1, 1995.

  In conjunction with the Employment Agreements, the Corporation entered into an agreement with National City Trust Company establishing a trust to provide in whole, or in part, for the payment of the benefits payable under the Employment Agreements. The Corporation, at the direction of the Board of Directors, may contribute to the trust such sums of money or other property as it from time to time deems appropriate to meet its obligations under the Employment Agreements.

  In addition, options for a total of 89,584 shares of Common Stock granted under the Corporation's incentive stock plans and presently outstanding (but not currently exercisable) will become immediately exercisable in the event of a change of control of the Corporation. Options for an additional 175,500 shares of Common Stock granted on December 14, 1994 (but not currently exercisable) also will become immediately exercisable in the event of a change of control of the Corporation at any time after May 14, 1995.

  The Board of Directors adopted a Severance Pay Policy, effective October 1, 1988, for all full-time officers of the Corporation. If an officer is involuntarily terminated by the Corporation (other than for misconduct), upon the execution by such officer of a waiver and release of all claims against the Corporation, he or she will receive severance pay equal to two weeks' compensation (at the pay rate in effect at the date of the termination) for each year of continuous full-time employment with the Corporation. Severance pay under the Policy is subject to a minimum payment equal to four weeks' compensation and a maximum payment equal to fifty-two weeks' compensation and will be payable in installments. Any installments outstanding at the time the subject individual begins new employment or self-employment will be waived automatically under the terms of the Policy. In addition, an officer shall be entitled to a "non-compete lump sum" equal to the severance pay described above if the terminated officer executes a one-year Non-Compete Agreement. This non-compete lump sum is payable one year after the date of involuntary termination provided the terminated officer remains in compliance with the Non-Compete Agreement. An officer who, within the scope of this Severance Pay Policy, voluntarily terminates employment with the Corporation shall be entitled to a maximum of one month's severance pay. If the Corporation, a division or subsidiary of the Corporation is sold by the Corporation, no officer shall be deemed terminated because of such sale, and there shall be no entitlement to severance pay pursuant to this Severance Pay Policy.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1994:

EXECUTIVE OFFICER COMPENSATION POLICIES AND 1994 RESULTS

  The Compensation Committee of the Board of Directors administers the Corporation's executive officer compensation program, consisting of base salary, annual bonus opportunities and stock option grants. Base salary levels reflect individual officer responsibilities and performance over time; adjustments to base salary reflect both individual performance and the Compensation Committee's judgment of Corporation and business unit financial performance. The Corporation's Key Employee Bonus Plan directly links potential annual incentive payments to the accomplishment of predetermined financial and functional goals. A portion of each executive officer's potential bonus is tied to the Corporation's overall financial performance. Awards under the Corporation's Incentive Stock Option Plan directly link potential participant rewards to increases in shareholder value. As a result of the Corporation's practice in implementing these plans, more than 40% of senior executive officers' potential compensation is directly related to financial performance and increases in shareholder value.

  With respect to 1994, the Committee reviewed executive officer salaries and recommended to the Board that adjustments be made, based on individual performance and the results of an executive compensation survey conducted on behalf of the Corporation by an independent executive compensation consulting firm (the "Survey"). Based upon the Corporation's Survey, the Committee believes executive officer base salaries for 1994 are at or below median competitive base salary levels of manufacturing companies of comparable capitalization.

  For the 1994 Key Employee Bonus Plan, the Committee approved goals based on corporate pre-tax earnings, business unit operating income and individual participant performance. These financial goals were adjusted to reflect the sale of the Portland Willamette, Builders Brass Works and Oliver-MacLeod Divisions and the gains on these divestitures were excluded in the determination of bonuses for the executive officers under the Plan. As a result of the achievement of such goals in 1994, bonuses were awarded to executive officers. See the Summary Compensation Table above.

CHIEF EXECUTIVE OFFICER COMPENSATION

  For 1994, Mr. Brown's potential bonus award was based on the Corporation meeting certain financial objectives, including targets related to company-wide earnings and return on assets as well as operating income and return on assets of the Lighting Group and Compressor & Vacuum Pump Group and certain functional objectives, including the successful rationalization of the Commercial & Consumer Products Group and the successful consolidation of functions in the Lighting Group. Since such goals were achieved, a bonus was paid for 1994 performance under the bonus program established by the Committee in February 1994. See the Summary Compensation Table above.

  The Committee also believes that Mr. Brown's stock option grant helps to align his compensation directly with shareholder value. The potential value of this grant is based solely on increases in the fair market value of the Corporation's stock during the term of the option.

  Congress has enacted the Omnibus Reconciliation Act of 1993 which, among other things, establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for executive officers is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

                               ----------------

  The Board (with Mr. Brown abstaining and not present during the vote) approved the recommendations made by the Compensation Committee with respect to each element of Mr. Brown's compensation, as well as the compensation of the other executive officers.

                                          Compensation Committee

                                          Peter P. Donis
                                          Wallace H. Dunbar
                                          Lawrence E. Gloyd
                                          Ralph D. Ketchum

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 1994, no executive officer of the Corporation served on the board of directors or compensation committee of any other corporation, with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Corporation during 1994 and no member of the Compensation Committee was formerly an officer of the Corporation other than Mr. Dunbar who served as an officer of the Corporation prior to 1980.

                               PERFORMANCE GRAPH

  The following graph sets forth a comparison of the Corporation's cumulative total shareholder return, assuming reinvestment of dividends, for the last five years with the cumulative total return for the same period measured by the Standard & Poor's 500 Index and the Value Line Building Materials Index.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG THOMAS INDUSTRIES INC., S&P 500 INDEX AND VALUE LINE BUILDING MATERIALS
                                     INDEX

Measurement Period           THOMAS              S&P          VALUE LINE BUILDING
(Fiscal Year Covered)        INDUSTRIES, INC.    500 INDEX    MATERIALS INDEX
-------------------          ----------------    ---------    -------------------
Measurement Pt-
12/31/89                     $100                $100         $100
FYE 12/31/90                 $52.14              $96.83       $88.36
FYE 12/31/91                 $66.63              $126.41      $107.84
FYE 12/31/92                 $52.67              $136.25      $143.52
FYE 12/31/93                 $78.32              $150.OO      $182.31
FYE 12/31/94                 $88.13              $151.78      $155.32

                                    1989  1990   1991    1992    1993    1994
                                    ---- ------ ------- ------- ------- -------
Thomas Industries Inc.............. $100 $52.14 $ 66.63 $ 52.67 $ 78.32 $ 88.13
Standard & Poor's 500 Index........  100  96.83  126.41  136.25  150.00  151.78
Value Line Building Materials
 Index.............................  100  88.36  107.84  143.52  182.31  155.32

Based on $100 invested on December 31, 1989 in the Corporation's Common Stock, the Standard & Poor's 500 Stock Index and the Value Line Building Materials Index.

                               BOARD OF DIRECTORS

  The Board of Directors held seven meetings during 1994. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 1994, except for Mr. Rogers.

  The Board of Directors has an Audit Committee which met three times during 1994. The Audit Committee is composed of Peter P. Donis, Gene P. Gardner and Bernard W. Rogers. The functions of the Audit Committee consist of reviewing with the independent accountants the plan and results of the auditing engagement, reviewing the scope and results of the Corporation's procedures for internal auditing, reviewing the professional services provided by the independent accountants and the fees charged therefor, selecting the Corporation's independent accountants for each year and reviewing the adequacy of the Corporation's system of internal accounting controls.

  The Board of Directors has a Compensation Committee which met three times during 1994. The Compensation Committee is composed of Peter P. Donis, Wallace
H. Dunbar, Lawrence E. Gloyd and Ralph D. Ketchum. The functions of the Compensation Committee consist of establishing the remuneration for the Chief Executive Officer, consulting with the Chief Executive Officer with respect to the compensation of other executives of the Corporation, and administering and determining awards under the Corporation's stock incentive plans and certain other employee benefit plans.

  The Nominating and Search Committee met four times during 1994. The Nominating and Search Committee is composed of Timothy C. Brown, Peter P. Donis, Roger P. Eklund and Ralph D. Ketchum. The functions of the Nominating and Search Committee consist of reviewing the recruitment of senior management, monitoring senior management, director succession plans and reviewing new director nominees. The Nominating and Search Committee will consider director nominees recommended by shareholders, if such recommendations are submitted in writing to the Committee.

  The Chairman of the Board receives a fee of $17,600 per quarter, other directors who are committee chairmen (except for directors who are employees of the Corporation) receive a fee of $4,625 per quarter, and all other directors (except for directors who are employees of the Corporation) receive a fee of $4,050 per quarter. During 1995, all directors (except for directors who are employees of the Corporation and the Chairman of the Board) will receive $850 for each Board of Directors meeting, each committee meeting attended and special management meetings attended, if any, plus expenses for attendance. In addition, pursuant to the Corporation's Nonemployee Director Stock Option Plan each nonemployee director receives on the date of each annual meeting a non-qualified stock option to purchase 2,000 shares of Common Stock.

  Any current director terminating his membership on the Board of Directors after at least one year of service thereon is eligible to receive an annual retainer fee, plus certain benefits as are available to active directors, for three years following termination of Board membership, provided that such director enters into a consulting and non-competition agreement with the Corporation following termination. Any new director subsequently elected to the Board shall be entitled to receive a benefit equal to one year's retainer fee for each three years served on the Board of Directors, up to a maximum of a three-year benefit, plus such other benefits as are available to active directors, provided that such director enters into a consulting and non-competition agreement with the Corporation following termination. This fee is equal to the fee such director received as an active member of the Board prior to termination.

  Mr. Eklund is a partner in the law firm of Eklund and Eklund which provided certain legal services to the Corporation in 1994.

                 PROPOSAL TO APPROVE THE THOMAS INDUSTRIES INC.
                           1995 INCENTIVE STOCK PLAN

BACKGROUND

  The Board of Directors is proposing for shareholder approval the Thomas Industries Inc. 1995 Incentive Stock Plan (the "Plan"). The purpose of the Plan is to enable the Corporation to offer officers and other key employees of the Corporation and its subsidiaries performance-based incentives and other equity interests in the Corporation, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between such employees and the Corporation's shareholders. Reference should be made to Exhibit A for a complete statement of the provisions of the Plan which are summarized below.

  In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority will permit the Corporation to keep pace with changing developments in management compensation and make the Corporation competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan will allow the Corporation to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The Plan grants the administrators discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

SHARES AVAILABLE

  The Plan makes available for awards 600,000 shares of Common Stock, plus all shares remaining under the Corporation's 1987 Incentive Stock Plan (approximately 40,000 shares). All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares which may be awarded to any participant in any year during the term of the Plan is 50,000 shares. If there is a lapse, expiration, termination or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

ADMINISTRATION

  The Plan provides for administration by a committee (the "Committee"), to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Corporation and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerations of awards.

ELIGIBILITY OF PARTICIPATION

  Officers and other key employees of the Corporation or any of its subsidiaries are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Plan is 100.

TYPES OF AWARDS

  The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; and (4) tax-offset bonus rights. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

STOCK OPTIONS

  Under the Plan, the Committee may grant awards in the form of options to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price of a stock option will not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by the participant for at least six months, or a combination thereof or such other consideration as the Committee may deem appropriate.

STOCK APPRECIATION RIGHTS (SARS)

  The Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise.

  A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related tandem SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.

STOCK AWARDS

  The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock ("Stock Awards"). Such awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time. No more than 100,000 shares may be issued as stock awards not based on performance goals during the term of the Plan.

TAX-OFFSET BONUS RIGHTS

  The Committee may in its sole discretion grant tax-offset bonus rights with respect to non-qualified stock options either at the time of grant or subsequent thereto. Such a right will entitle the participant to receive from the Corporation or a subsidiary upon exercise of the related non-qualified stock option an amount in cash equal to the tax related to the exercise or such lesser amount as the Committee shall determine.

OTHER TERMS OF AWARDS

  The Plan provides that awards shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of such person.

  Upon the grant of any award, the Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions and/or limitations covering the grant of the award as are not inconsistent with the Plan. No award of an incentive stock option shall be made more than ten years after the date of adoption of the plan by the Board of Directors (February 9, 1995). The Board of Directors reserves the right to amend, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

  The Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares by the Corporation without new consideration or a change of control.

FEDERAL TAX TREATMENT

  Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan.

  A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Corporation is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Corporation will not be entitled to any deduction for federal income tax purposes.

  A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Corporation is entitled to a tax deduction for the same amount.

  The grant of an SAR will produce no U.S. federal tax consequences for the participant of the Corporation. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Corporation.

  A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Corporation will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Corporation will be entitled to a corresponding tax deduction.

  The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Corporation. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Corporation will receive a corresponding tax deduction.

OPTIONS ISSUED IN 1994 UNDER PRIOR PLAN

  No awards have been granted under the Plan. The awards to be granted under the Plan in 1995 are not determinable. An aggregate of 80,500 stock options were granted to the executive officers of the Corporation (including the executive officers named under "Executive Compensation") in 1994 under the Corporation's 1987 Incentive Stock Plan (the "Prior Plan"). An aggregate of 105,000 stock options were granted in 1994 under the Prior Plan to all other employees, including current officers who are not executive officers.

OTHER INFORMATION

  The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the Plan.

  The Board of Directors recommends a vote FOR approval of the Thomas Industries Inc. 1995 Incentive Stock Plan.

                         COMPLIANCE WITH SECTION 16(A)

  Section 16(a) of the Exchange Act requires that certain of the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. During 1994, to the knowledge of the Corporation, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                  ACCOUNTANTS

  The firm of KPMG Peat Marwick LLP has been selected as independent accountants to audit the books, records and accounts of the Corporation and its subsidiaries for 1995.

  Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

  On May 3, 1993, on the recommendation of the Audit Committee the Corporation selected KPMG Peat Marwick LLP as the Corporation's independent accountants for the 1993 fiscal year and dismissed the firm of Ernst & Young LLP ("Ernst & Young").

  Ernst & Young's report on the financial statements for the two fiscal years preceding dismissal contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years and interim period preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                         PROPOSALS OF SECURITY HOLDERS

  A shareholder proposal to be presented at the 1996 Annual Meeting must be received at the Corporation's executive offices, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207 by no later than November 15, 1995 for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

  In order for a shareholder to nominate a candidate for director, under the Corporation's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than sixty days prior to the meeting of shareholders. Such notice must describe various matters regarding the nominee and the shareholder giving the notice, including such information as name, address, occupation and shares held.

  In order for a shareholder to bring other business before a shareholders meeting, timely notice must be given to the Secretary of the Corporation within the time limits described above. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Corporation's proxy statement. Any shareholder desiring a copy of the Corporation's Bylaws will be furnished one upon written request to the Secretary upon receipt of $5.00 per copy requested.

                    OTHER MATTERS TO COME BEFORE THE MEETING

  The Board of Directors of the Corporation knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                          Phillip J. Stuecker
                                          Vice President of Finance,
                                           Chief Financial Officer and
                                           Secretary

Date: March 14, 1995

                                                                       EXHIBIT A

                THOMAS INDUSTRIES INC. 1995 INCENTIVE STOCK PLAN

  1. Purpose. The Thomas Industries Inc. 1995 Incentive Stock Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and key employees of Thomas Industries Inc. (the "Company") and its subsidiaries, by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

  2. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "Committee"), appointed by the Board from among its members consisting of two or more non-employee Directors who shall meet the requirements for "disinterested persons" as set forth in Securities and Exchange Commission Regulation (S) 240.16b-3 ("Rule 16b-3") or any successor regulation.

  3. Participants. Participants will consist of such key employees (including officers) of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

  4. Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options;
(c) Stock Appreciation Rights; (d) Stock Awards; and (e) Tax-Offset Bonus Rights; all as described below.

  5. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 600,000 shares of Common Stock, which may be authorized but unissued or treasury shares. In addition, any shares of Common Stock remaining available for Benefits under the Company's 1987 Incentive Stock Plan, as amended, (the "1987 Plan") on the date of the 1995 annual meeting of shareholders of the Company and any shares of Common Stock subject to Benefits under the Company's 1987 Plan on such date which thereafter lapse, expire or are terminated shall thereafter be available for Benefits hereunder. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of option shares which may be awarded to any participant in any fiscal year during the term of the Plan is 50,000 shares. No more than 100,000 shares may be issued as Stock Awards not based on performance goals during the term of the Plan. Any shares subject to stock options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, expiration or termination of any such options or rights prior to issuance of the shares or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company without consideration pursuant to rights reserved by the Company upon issuance thereof.

  6. Stock Options. Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Common Stock of the Company owned by the participant for a period of at least six months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Non-qualified Stock Options shall be exercisable not earlier than six months and not later than fifteen years after the date they are granted and Incentive Stock Options shall be exercisable not earlier than six months and not later than ten years after the date they are granted. In the event of termination of employment, all stock options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000. The Committee may provide, either at the time of grant or subsequently, that a stock option include the right to acquire a replacement stock option upon exercise of the original stock option (in whole or in part) prior to termination of employment of the participant and through payment of the exercise price in shares of Common Stock. The terms and conditions of a replacement option shall be determined by the Committee in its sole discretion.

  7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any stock options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

    (a) A Stock Appreciation Right relating to an option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration.

    (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a stock option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any stock option, such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

    (c) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable more than fifteen years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

  8. Stock Awards. Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for services to the Company and its subsidiaries. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time.

  9. Tax-Offset Bonus Rights. The Committee, in its sole discretion, may grant Tax-Offset Bonus Rights with respect to Non-qualified Stock Options. Such Tax-Offset Bonus Rights may be granted to a participant at the time of the grant of the related Non-qualified Stock Option or subsequent thereto, but only with respect to the related Non-qualified Stock Option. A Tax-Offset Bonus Right shall entitle the participant to receive from the Company or a subsidiary upon exercise of the related Non-qualified Stock Option an amount in cash equal to
(1) the excess, if any, of the aggregate fair market value of shares acquired by the exercise of a Non-qualified Stock Option on the date of exercise over the aggregate purchase price of the shares acquired by such exercise, multiplied by (2) a fraction, the numerator of which is not more than the maximum marginal individual income tax rate, and the denominator of which is one minus such rate. The Committee shall determine all of the terms and provisions of any Tax-Offset Bonus Right including but not limited to the date of grant, the term, the effect of employment termination and death. No Tax-Offset Bonus Right shall be assignable or transferable except to the extent the Committee permits such Tax-Offset Bonus Right to be assigned by will or through the laws of descent and distribution.

  10. Adjustment Provisions. (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee may also provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

  (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

  (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"):

    (i) any participant to whom a stock option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

    (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.

  The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

  11. Nontransferability. Each Benefit granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant, each Benefit theretofore granted to him shall be exercisable within the period after his death established by the Committee at the time of grant (but not beyond the stated duration of the Benefit) and then only:

    (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

    (b) To the extent that the deceased participant was entitled to do so at the date of his death.

Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of the Benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

  12. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Benefits in the event of a change of control of the Company, provisions for the payment of the value of the Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

  13. Rules. The Committee may establish such rules and regulations as it considers desirable for the administration of the Plan.

  14. Manner of Action by Committee. A majority of the members of the Committee qualified to act on a question may act by meeting or by writing signed without meeting and may execute, or delegate to one of its members authority to execute any instrument or document required. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

  15. Fair Market Value. For purposes hereof, fair market value of Common Stock shall be the closing sale price for the Company's Common Stock as reflected in the New York Stock Exchange Composite Transaction Quotations for the date of calculation (or on the next preceding trading date if Common Stock was not traded on the date of calculation).

  16. Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Benefit if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the

Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options or other Benefits under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.

  17. Tenure. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan.

  18. Amendment and Termination. The terms and conditions applicable to any Benefit granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, stock options or other Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any Benefit previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the shareholders of the Company, (i) increase the total number of shares which may be issued under the Plan or increase the amount or type of Benefits that may be granted under the Plan; (ii) change the minimum purchase price, if any, of Common Stock which may be made subject to the Benefits under the Plan; or (iii) modify the requirements as to eligibility for Benefits under the Plan. However, the Board of Directors may amend the Plan in any respect without shareholder approval if shareholder approval is not then required to comply with Rule 16b-3 or other similar requirements.

  19. Shareholder Approval. The Plan was adopted by the Board of Directors of the Company on February 9, 1995. The Plan and any Benefits granted hereunder shall be null and void if shareholder approval is not obtained within twelve
(12) months of the adoption of the Plan by the Board of Directors. This Plan shall continue in effect until terminated by the Board pursuant to Section 18; provided, however, that no Incentive Stock Option shall be granted more than ten years after the date of the adoption of this Plan by the Board.

THOMAS INDUSTRIES             The undersigned hereby appoints Walter S. Davis
      INC.                 and Timothy C. Brown, or either of them, with full
4360 BROWNSBORO ROAD       power of substitution, to represent and to vote the
   SUITE 300               stock of the undersigned at the Annual Meeting of
LOUISVILLE, KENTUCKY       Shareholders of Thomas Industries Inc., to be held
     40207                 at the Seabach Hotel, 500 Fourth Street,
                           Louisville, Kentucky, on Thursday, April 20, 1995
    PROXY                  at 10 A.M., Eastern Daylight Time, or at any
                           adjournment thereof as follows:
SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS     1. Election of Directors
                              [_] FOR all the nominees  [_] WITHHOLD AUTHORITY
    ----------                    listed below (except      to vote for all the
                                  as marked to the          nominees listed
ANNUAL MEETING                    contrary below).          below.
OF SHAREHOLDERS
APRIL 20, 1995                Roger P. Eklund, H. Joseph Ferguson, Ralph D.
                              Ketchum

                                 Instruction: To withhold authority to vote for
    ----------                                any individual nominee, write
                                              that nominee's name below.
 PLEASE MARK, SIGN ON
THE REVERSE SIDE, DATE     ----------------------------------------------------
  AND RETURN IN THE
  ENCLOSED ENVELOPE.       2. Proposal to approve the Thomas Industries Inc.
                              1995 Incentive Stock Plan.

                                  [_] FOR        [_] AGAINST      [_] ABSTAIN

                           3. In their discretion on any other matter that may
                              properly come before the meeting or any
                              adjournment thereof.

                                (Continued and to be signed on reverse side)


    This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR proposals 1 and 2.

                               Dated ______________________________, 1995


                               ------------------------------------------
                                             SIGNATURE(S)


                               ------------------------------------------
                                             SIGNATURE(S)


                               When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.